Registration No. 333-
     As filed with the Securities and Exchange Commission on April 18, 1997



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

              Virginia                                          54-0493875
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

          9950 Mayland Drive
          Richmond, Virginia                                      23233
(Address of Principal Executive Offices)                        (Zip Code)
                                   ----------

               CIRCUIT CITY STORES, INC. 1994 STOCK INCENTIVE PLAN
                              (Full title of plan)
                                   ----------


                    Richard L. Sharp, Chief Executive Officer
                            and Chairman of the Board
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)

                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE



        Title of                                  Proposed Average Maximum    Proposed Maximum
      Securities to            Amount to be               Offering                Aggregate              Amount of
      be Registered             Registered            Price Per Share          Offering Price        Registration Fee

  Circuit City Stores,           5,700,000                $2.85(1)             $16,271,462(1)            $4,930.75
   Inc.--CarMax Group
      Common Stock,
  par value $.50, with
   attached Rights to
   Purchase Preferred
  Stock, Series F, par
    value $20.00 (2)

   Options to Purchase
Circuit City Stores, Inc.
  --CarMax Group Common
  Stock, par value $.50          4,762,384                 $ N/A                    $ N/A                   $ 0


(1) Estimated solely for the purpose of calculating the registration fee. Based on the exercise prices of the Options being registered hereby with respect to 4,762,384 shares of the Common Stock and on the average of the high and low prices of the Common Stock on the New York Stock Exchange on April 16, 1997 with respect to the remaining shares of the Common Stock.

(2) The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Common Stock. Value attributable to such rights, if any, will be reflected in the price of the shares of Common Stock.

(3) The Options represent the right to purchase 4,762,384 shares of the Common Stock registered hereby for which a fee has been paid. No additional filing fee is required under Rule 457(h)(1).

The Common Stock and Rights to Purchase Preferred Stock covered by this Registration Statement will be offered to employees of the Registrant pursuant to incentive awards granted under the Circuit City Stores, Inc. 1994 Stock Incentive Plan, as amended (the "Plan"). The Options covered by this Registration Statement will be offered under the Plan to certain employees of the Registrant in exchange for options to purchase shares of common stock of CarMax The Auto Superstores, Inc., a subsidiary of the Registrant.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The Company hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission.

         (a) the Company's Prospectus filed with the Commission on February 5, 1997 pursuant to Rule 424(b) relating to the Company's Registration Statements on Form S-3 (Registration Nos. 333-15995 and 333-21039);

         (b)      all  other  reports  filed  with the  Commission  pursuant  to
                  Section 13(a) or 15(d) since February 29, 1996, including the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 1996, August 31, 1996, and November 30, 1996 and the Company's Current Reports on Form 8-K filed with the Commission on March 8, 1996 and November 1, 1996;

         (c) the Company's Proxy Statement filed with the Commission on December 24, 1996, but only as to Annexes V, VI and VII;

         (d) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Form 8-A/A filed with the Commission on January 31, 1997 (File No. 1-5767) and all amendments and reports filed for the purpose of updating such description; and

         (e) the description of the Rights to Purchase Preferred Stock, Series E and the Rights to Purchase Preferred Stock, Series F contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Form 8-A/A filed with the Commission on January 31, 1997 (File No.
                  1-5767) and all amendments and reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company, pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         For the location of a description of the Circuit City Stores, Inc.--CarMax Group Common Stock ("CarMax Group Stock"), see Item 3(d) above.

         The options registered hereby (the "Options") represent the right to purchase an aggregate of 4,762,384 shares of CarMax Group Stock. The Options are being offered under the Plan to certain employees of the Company in exchange for existing stock options covering shares of CarMax The Auto Superstores, Inc., a subsidiary of the Company (the "Subsidiary Options"). The Options are nonstatutory stock options. A total of 5,700,000 shares of CarMax Group Stock have been reserved for issuance pursuant to incentive awards, including the Options, granted under the Plan.

         The number of shares covered by the Options issuable to an eligible employee is equal to 80% of the number of shares covered by the Subsidiary Options surrendered in exchange. The exercise price of such Options is equal to 125% of the exercise price of the Subsidiary Options surrendered in exchange. The number of shares covered by the Options and the exercise price thereof are subject to adjustment in the event of a stock dividend, stock split, subdivision or consolidation of shares or other similar change in capitalization, or if the par value of the CarMax Group Stock is changed or if the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity or a sale or transfer of substantially all of the Company's assets.

         The Options will vest and become exercisable in one-third increments on each of the third, fourth and fifth anniversaries of the date of grant of the Subsidiary Options surrendered in exchange. The Options terminate immediately upon termination of the optionholder's employment on a full-time basis except that in the case of the optionholder's death or termination of employment on account of a disability, the Options may be exercised for up to one year thereafter as to any or all of the shares which could have been purchased under the Options at the date of death or termination, as the case may be. If the optionholder ceases to be an employee of the CarMax Group but becomes or continues as an employee of the Circuit City Group, the number of shares subject to the Options will be adjusted by multiplying the original number by the product of 20% and the number of full years (not to exceed five) from the date of grant of the Subsidiary Options that the optionholder was employed by the CarMax Group. The expiration date of the Options is the same as the expiration date of the Subsidiary Options surrendered in exchange.

         The Options are not transferable other than by will or the laws of descent and distribution and are exercisable during the optionholder's lifetime only by the optionholder.

Item 6.  Indemnification of Directors and Officers.

         The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Amended and Restated Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

         The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 8.  Exhibits.

         See Exhibit Index following signatures.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (a)      (1)      To file,  during any period in which  offers or sales
are being made, a post-effective amendment to the Registration Statement:

                  (i)      To  include  any   prospectus   required  by  Section
10(a)(3) of the Securities Act of 1933 ("Securities Act");

                  (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering thereof.

         (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on April 18, 1997.

                                     CIRCUIT CITY STORES, INC.
                                     Registrant



                                     By: /s/ Michael T. Chalifoux
                                              Michael T. Chalifoux
                                              Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on this the 18th day of April, 1997.

Signature:                                    Title:


*Richard L. Sharp                             Chief Executive
  Richard L. Sharp                            Officer and Chairman of the
                                              Board


*Alan L. Wurtzel                              Vice Chairman of the Board
  Alan L. Wurtzel                             and Director



/s/ Michael T. Chalifoux                      Senior Vice President, Chief
  Michael T. Chalifoux                        Financial Officer, Secretary
                                              and Director


*Richard N. Cooper                            Director
  Richard N. Cooper



*Barbara S. Feigin                            Director
 Barbara S. Feigin


*Theodore D. Nierenberg                       Director
 Theodore D. Nierenberg


*Hugh G. Robinson                             Director
 Hugh G. Robinson


                                              Director
 Walter J. Salmon


*Mikael Salovaara                             Director
 Mikael Salovaara


                                              Director
 John W. Snow


*Edward Villanueva                            Director
 Edward Villanueva


 /s/ Philip J. Dunn                           Principal Accounting Officer
 Philip J. Dunn




*By: /s/ Michael T. Chalifoux
         Michael T. Chalifoux
         Attorney-In-Fact

                                  EXHIBIT INDEX

         Exhibit                    Document
         Number

         4.1 Company's Amended and Restated Articles of Incorporation, effective February 3, 1997, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-22759) filed on March 4, 1997, are expressly incorporated herein by this reference.

         4.2 Company's Bylaws, as Amended and Restated June 18, 1996, filed as Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767) are expressly incorporated herein by this reference.

         4.3 Company's Amended and Restated Rights Agreement dated February 3, 1997, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration No. 333-22759) filed on March 4, 1997, is expressly incorporated herein by this reference.

         5                          Opinion  and  Consent  of  McGuire,   Woods,
                                    Battle & Boothe, L.L.P.

         23.1                       Consent of KPMG Peat Marwick LLP.

         23.2 Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included in Exhibit 5).

         24 Powers of Attorney, filed as Exhibit 24 to the Company's Registration Statement on Form S-8 (Registration No. 333-22759) filed on March 4, 1997, are expressly incorporated herein by this reference.

         99.1 Company's 1994 Stock Incentive Plan, filed as Exhibit 99 to the Company's Registration Statement on Form S-8 (Registration No. 033-56697) filed on December 1, 1994, is expressly incorporated herein by this reference.

         99.2 Amendment adopted February 10, 1995, to the Company's 1994 Stock Incentive Plan filed as
                                    Exhibit 10(f) to the Company's Annual Report
                                    on Form  10-K  for  the  fiscal  year  ended
                                    February  28,  1995  (File  No.  1-5767)  is
                                    expressly   incorporated   herein   by  this
                                    reference.

         99.3 Amendment adopted April 9, 1996, to the Company's 1994 Stock Incentive Plan filed as
                                    Exhibit  10(i)  to the  Company's  Quarterly
                                    Report  on Form 10-Q for the  quarter  ended
                                    May 31, 1996 (File No. 1-5767) is expressly incorporated herein by this reference.

         99.4 Amendment adopted January 24, 1997, to the Company's 1994 Stock Incentive Plan filed as Annex III to the Company's Proxy Statement filed with the Commission on December 24, 1996 is expressly incorporated herein by this reference.